Exhibit 99.1
Xylem Inc.
1 International Drive, Rye Brook N.Y. 10573
Tel +1.914.323.5700 Fax +1.914.696.2960

Contacts:	Media	Investors
	Kelly McAndrew +1 (914) 323-5969	Matt Latino +1 (914) 323-5821
	Kelly.McAndrew@xyleminc.com	Matthew.Latino@xyleminc.com

Xylem Inc. reports solid second quarter 2017 results

•	Second quarter 2017 reported net income was $99 million or $0.55 per share; Adjusted net income for the quarter was $106 million or $0.59 per share, up 23 percent versus the prior year period

•	Xylem delivered $1.2 billion in second quarter 2017 revenue, up 25 percent year-over-year including the impact of acquisitions

•	Orders exceeded $1.2 billion in the second quarter, growing eight percent organically

•	Reported operating margin increased 20 basis points to 11.9 percent; Adjusted operating margin increased 100 basis points excluding purchase accounting amortization impact

•	Xylem increases its full-year 2017 forecast for adjusted earnings per share to $2.30 to $2.40, which reflects the expected impact of foreign exchange translation

RYE BROOK, N.Y., August 1, 2017 - Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported second quarter 2017 net income of $99 million, or $0.55 per share. The Company delivered adjusted net income of $106 million or $0.59 per share in the quarter, a 23-percent increase over the prior year period, excluding the impact of restructuring, realignment and Sensus acquisition-related charges, and other items.  Revenue in the second quarter, including the contribution from Xylem’s Sensus business, was $1.2 billion, up 25 percent year-over-year. Xylem’s pro forma organic revenue, which includes Sensus, grew more than one percent in the quarter. This includes a two-percent year-over-year increase in the Sensus business as well as one-percent organic growth in the base Xylem business. Reported operating margin in the quarter increased 20 basis points to 11.9 percent, and adjusted operating margin was 13.3 percent. Excluding the negative impact of purchase accounting amortization related to the Sensus acquisition, the adjusted operating margin expanded by 100 basis points year-over-year.

“Our businesses performed well in the second quarter and are capitalizing on strong order activity that we expect to generate improved growth,” said Patrick Decker, President and Chief Executive Officer of Xylem. “In the second quarter, we turned in an eight-percent increase in orders with double-digit growth in treatment orders, a strong harbinger for continued strength in the water utility sector. We are pleased with the growth momentum that continues in Sensus as well as the progress we’re making in further integrating the business. The team delivered a signature project win in the electric and gas space in the quarter, which represents one of Sensus’ largest communication system deployments to date in the U.S., and includes the installation of the network as well as electric and gas smart meters.”

“Looking ahead, we have solid plans and are operating in improving end markets, which reinforce our confidence in our ability to deliver solid growth and margin expansion in line with our improved guidance for the full year.”

Full-year 2017 Outlook
Xylem now forecasts full-year 2017 revenue in the range of $4.65 billion to $4.70 billion, up 24 to 25 percent, including growth from previously announced acquisitions and projected impacts of foreign exchange translation. On a pro forma organic basis, Xylem projects revenue growth of three to four percent. On an organic basis, which excludes the impact of acquisitions and the impact of foreign exchange translation, Xylem’s revenue growth is now anticipated to be in the range of two to three percent.

Full-year 2017 adjusted operating margin is expected to be in the range of 13.2 to 13.7 percent. The Company increased its forecast for full-year earnings to reflect its updated assumption for foreign exchange impact. The Company now expects to deliver adjusted earnings per share of $2.30 to $2.40.  This represents an increase of 13 to 18 percent from Xylem’s 2016 adjusted results.  The Company’s adjusted earnings outlook excludes projected integration, restructuring and realignment costs, which now are forecast to be approximately $40 million for the year. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort.
Second Quarter Segment Results
As previously announced, Xylem combined its Analytics, Sensus and Visenti businesses effective second quarter 2017. As a result of this change, the Company now reports the financial and operational results from these businesses as one segment currently referred to as Sensus & Analytics. Xylem’s Water Infrastructure segment no longer includes the results of the Analytics business. The Applied Water segment remains unchanged.
Water Infrastructure
Xylem’s Water Infrastructure segment consists of its portfolio of businesses serving clean water delivery, wastewater transport and treatment, and dewatering.

•
Second quarter 2017 revenue was $482 million, up one percent organically compared with the second quarter 2016. Strong industrial sector growth was fueled by dewatering demand in the construction industry as well as improved conditions in mining and oil and gas. This strength was partially offset by a decline in the public utility end market, where the Company faced a challenging comparison to the 15-percent growth generated in the year ago period, which benefited from the timing of large project deliveries. Growth in Emerging Markets continued to improve, up 11 percent in the quarter.

•
Second quarter reported operating income for the segment was $74 million. Adjusted operating income for the segment, which excludes $5 million of restructuring and realignment costs, was $79 million, a 10-percent increase over the same period in 2016. Reported operating margin for the Water Infrastructure segment was 15.4 percent, reflecting a 180-basis-point increase year-over-year. Adjusted operating margin increased 150 basis points to 16.4 percent due to benefits from global procurement and continuous improvement initiatives as well as operating leverage on volume growth, which was partially offset by cost inflation.

Applied Water
Xylem’s Applied Water segment consists of its portfolio of businesses in residential and commercial building services, and industrial applications.

•
Second quarter 2017 Applied Water revenue was $361 million, reflecting one-percent growth year-over-year on an organic basis. The U.S. residential and the commercial end markets continue to show strength, which was partially offset by softness in agriculture.

•
Second quarter reported operating income for the segment was $49 million, a four-percent decrease versus the prior year. Adjusted operating income, which excludes $5 million of restructuring and realignment charges, was flat year-over-year at $54 million.  Applied Water segment reported operating margin was 13.6 percent, down 30 basis points over the prior year period. Adjusted operating margin increased 20 basis points to 15 percent as cost reductions and productivity initiatives more than offset inflation.

Sensus & Analytics
Xylem’s Sensus & Analytics segment consists of its portfolio of businesses in smart metering, network technologies, advanced data analytics and analytic instrumentation.

•
Second quarter 2017 Sensus & Analytics segment revenue was $321 million, up two percent on a pro forma organic basis over the prior year period. The Sensus business delivered growth across most applications, and its results compare with a particularly strong quarter in the year-ago period, which benefited from a new product launch and channel stocking.

•
The segment delivered operating income of $29 million, including $5 million of restructuring and acquisition-related costs. Excluding those costs, adjusted operating income for the segment was $34 million, with an adjusted operating margin of 10.6 percent. Adjusted operating margin increased 210 basis points primarily due to the addition of higher operating margins from Sensus. Cost reductions offset inflation and higher investments for growth. Adjusted operating margin was 13.1 percent, excluding the impact of Sensus purchase accounting.

Supplemental information on Xylem’s second quarter 2017 earnings and reconciliations for certain non-GAAP items is posted at investors.xyleminc.com. In addition, Sensus historical financial results for 2016 are also posted at investors.xyleminc.com.
About Xylem
Xylem (XYL) is a leading global water technology company committed to developing innovative technology solutions to the world’s water challenges. The Company’s products and services move, treat, analyze, monitor and return water to the environment in public utility, industrial, residential and commercial building services settings.  With its October 2016 acquisition of Sensus, Xylem added smart metering, network technologies and advanced data analytics for water, gas and electric utilities to its portfolio of solutions.  The combined Company’s nearly 16,000 employees bring broad applications expertise with a strong focus on identifying comprehensive, sustainable solutions. Headquartered in Rye Brook, New York with 2016 revenue of $3.8 billion, Xylem does business in more than 150 countries through a number of market-leading product brands.
The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all - that which occurs in nature. For more information, please visit us at www.xylem.com.

Forward-Looking Statements
This press release contains information that may constitute “forward-looking statements.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.
These forward-looking statements include statements about the capitalization of Xylem Inc. (the “Company”), the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future - including statements relating to orders, revenues, operating margins and earnings per share growth, and statements expressing general views about future operating results -

are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include: economic, political and other risks associated with our international operations, including military actions, economic sanctions or trade embargoes that could affect customer markets, and non-compliance with laws, including foreign corrupt practice laws, export and import laws and competition laws; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates; competition and pricing pressures in the markets we serve; the strength of housing and related markets; ability to retain and attract key members of management; our relationship with and the performance of our channel partners; our ability to successfully identify, complete and integrate acquisitions, including the integration of Sensus; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; changes in the value of goodwill or intangible assets; risks relating to product defects, product liability and recalls; governmental investigations; security breaches or other disruptions of our information technology systems; litigation and contingent liabilities; and other factors set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, and those described from time to time in subsequent reports filed with the Securities and Exchange Commission. Forward-looking statements made herein are based on information currently available to the Company. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
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XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share data)

	Three Months		Six Months
For the period ended June 30,	2017	2016	2017	2016
Revenue	$1,164	$932	$2,235	$1,779
Cost of revenue	705	563	1,364	1,081
Gross profit	459	369	871	698
Selling, general and administrative expenses	270	227	542	446
Research and development expenses	44	27	86	52
Restructuring and asset impairment charges, net	6	6	18	12
Operating income	139	109	225	188
Interest expense	21	20	41	34
Other non-operating income, net	3	1	2	1
Gain from sale of business	—	—	5	—
Income before taxes	121	90	191	155
Income tax expense	21	19	35	18
Net income	$100	$71	$156	$137
Less: Net income attributable to non-controlling interests	1	—	1	—
Net income attributable to Xylem	99	71	155	137
Earnings per share:
Basic	$0.55	$0.39	$0.87	$0.77
Diluted	$0.55	$0.39	$0.86	$0.76
Weighted average number of shares:
Basic	179.6	179.1	179.6	178.8
Diluted	180.6	179.9	180.6	179.6
Dividends declared per share	$0.1800	$0.1549	$0.3600	$0.3098

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

	June 30, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$288	$308
Receivables, less allowances for discounts and doubtful accounts of $28 and $30 in 2017 and 2016, respectively	944	843
Inventories	554	522
Prepaid and other current assets	175	166
Total current assets	1,961	1,839
Property, plant and equipment, net	627	616
Goodwill	2,717	2,632
Other intangible assets, net	1,184	1,201
Other non-current assets	218	186
Total assets	$6,707	$6,474
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$442	$457
Accrued and other current liabilities	515	521
Short-term borrowings and current maturities of long-term debt	243	260
Total current liabilities	1,200	1,238
Long-term debt	2,168	2,108
Accrued postretirement benefits	427	408
Deferred income tax liabilities	329	352
Other non-current accrued liabilities	201	161
Total liabilities	4,325	4,267
Commitments and contingencies
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 191.9 shares and 191.4 shares in 2017 and 2016, respectively	2	2
Capital in excess of par value	1,894	1,876
Retained earnings	1,117	1,033
Treasury stock – at cost 12.4 shares and 11.9 shares in 2017 and 2016, respectively	(428)	(403)
Accumulated other comprehensive loss	(220)	(318)
Total stockholders’ equity	2,365	2,190
Non-controlling interest	17	17
Total equity	2,382	2,207
Total liabilities and stockholders’ equity	$6,707	$6,474

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

For the six months ended June 30,	2017	2016
Operating Activities
Net income	$156	$137
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	55	41
Amortization	61	24
Share-based compensation	11	10
Restructuring and asset impairment charges	18	12
Gain from sale of business	(5)	—
Other, net	4	8
Payments for restructuring	(17)	(6)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(70)	(19)
Changes in inventories	(13)	(39)
Changes in accounts payable	(19)	9
Other, net	(30)	(52)
Net Cash – Operating activities	151	125
Investing Activities
Capital expenditures	(77)	(62)
Acquisition of business, net of cash acquired	(6)	(70)
Proceeds from sale of business	11	—
Other, net	3	5
Net Cash – Investing activities	(69)	(127)
Financing Activities
Short-term debt issued	33	89
Short-term debt repaid	(65)	(77)
Long-term debt issued	—	540
Long-term debt repaid	—	(608)
Repurchase of common stock	(25)	(3)
Proceeds from exercise of employee stock options	7	16
Dividends paid	(65)	(56)
Other, net	—	1
Net Cash – Financing activities	(115)	(98)
Effect of exchange rate changes on cash	13	6
Net change in cash and cash equivalents	(20)	(94)
Cash and cash equivalents at beginning of year	308	680
Cash and cash equivalents at end of period	$288	$586
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$46	$34
Income taxes (net of refunds received)	$47	$49

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or "adjusted") measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue" and "Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation, amortization expense, and share-based compensation. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude restructuring and realignment costs, Sensus acquisition related costs, gain from sale of business and special charges. For Sensus historical adjustments, see Sensus Historical - Adjusted EBITDA table.
"Adjusted Operating Income", "Adjusted Segment Operating Income", "Adjusted Net Income" and “Adjusted EPS” defined as operating income, segment operating income, adjusted net income and earnings per share, adjusted to exclude restructuring and realignment costs, Sensus acquisition related costs, gain from sale of business, special charges and tax-related special items, as applicable. For Sensus historical adjustments, see Sensus Historical - Adjusted Operating Income table.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flow does not consider certain non-discretionary cash payments, such as debt.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Sensus Acquisition Related Costs" defined as costs incurred by the Company associated with the acquisition of Sensus that are being reported within operating income. These costs include integration costs and costs related to the recognition of the backlog intangible asset recorded in purchase accounting.
“Special charges" defined as costs incurred by the Company, such as non-cash impairment charges, initial acquisition costs not related to Sensus and other special non-operating items, as well as interest expense related to the early extinguishment of debt during Q2 2016.
“Tax-related special items" defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, significant reserves for cash repatriation, excess tax benefits/losses and other discrete tax adjustments.
"Pro forma" defined as including the results of Sensus for the calendar period prior to the acquisition of Sensus by Xylem Inc. on October 31, 2016.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2017 v. 2016	% Change 2017 v. 2016	Acquisitions/ Divestitures	FX Impact	Change Adj. 2017 v. 2016	% Change Adj. 2017 v. 2016
	2017	2016

Six Months Ended June 30
Xylem Inc.	2,349	1,811	538	30%	(465)	26	99	5%	31%
Water Infrastructure	988	944	44	5%	—	16	60	6%	6%
Applied Water	729	715	14	2%	3	10	27	4%	3%
Sensus & Analytics	632	152	480	316%	(468)	—	12	8%	316%

Quarter Ended June 30
Xylem Inc.	1,212	923	289	31%	(228)	14	75	8%	33%
Water Infrastructure	521	483	38	8%	—	9	47	10%	10%
Applied Water	375	361	14	4%	2	5	21	6%	5%
Sensus & Analytics	316	79	237	300%	(230)	—	7	9%	300%

Quarter Ended March 31
Xylem Inc.	1,137	888	249	28%	(237)	12	24	3%	29%
Water Infrastructure	467	461	6	1%	—	7	13	3%	3%
Applied Water	354	354	—	0%	1	5	6	2%	1%
Sensus & Analytics	316	73	243	333%	(238)	—	5	7%	333%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2017 v. 2016	% Change 2017 v. 2016	Acquisitions / Divestitures	FX Impact	Change Adj. 2017 v. 2016	% Change Adj. 2017 v. 2016
	2017	2016

Six Months Ended June 30
Xylem Inc.	2,235	1,779	456	26%	(478)	25	3	0%	27%
Water Infrastructure	901	924	(23)	-2%	—	15	(8)	-1%	-1%
Applied Water	694	699	(5)	-1%	3	10	8	1%	1%
Sensus & Analytics	640	156	484	310%	(481)	—	3	2%	310%

Quarter Ended June 30
Xylem Inc.	1,164	932	232	25%	(236)	14	10	1%	26%
Water Infrastructure	482	484	(2)	0%	—	9	7	1%	1%
Applied Water	361	366	(5)	-1%	2	5	2	1%	0%
Sensus & Analytics	321	82	239	291%	(238)	—	1	1%	291%

Quarter Ended March 31
Xylem Inc.	1,071	847	224	26%	(242)	11	(7)	-1%	28%
Water Infrastructure	419	440	(21)	-5%	—	6	(15)	-3%	-3%
Applied Water	333	333	—	0%	1	5	6	2%	2%
Sensus & Analytics	319	74	245	331%	(243)	—	2	3%	331%

Xylem Inc. Non-GAAP Reconciliation - Pro forma with Sensus
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2017 v. 2016	% Change 2017 v. 2016	Acquisitions / Divestitures	FX Impact	Change Adj. 2017 v. 2016	% Change Adj. 2017 v. 2016
	2017	2016 (a)

Six Months Ended June 30
Xylem Inc.	2,235	2,244	(9)	0%	1	34	26	1%	1%
Water Infrastructure	901	924	(23)	-3%	—	15	(8)	-1%	-1%
Applied Water	694	699	(5)	-1%	3	10	8	1%	1%
Sensus & Analytics	640	621	19	3%	(2)	9	26	4%	5%

Quarter Ended June 30
Xylem Inc.	1,164	1,169	(5)	0%	2	19	16	1%	1%
Water Infrastructure	482	484	(2)	0%	—	9	7	1%	1%
Applied Water	361	366	(5)	-1%	2	5	2	1%	0%
Sensus & Analytics	321	319	2	1%	—	5	7	2%	2%

Quarter Ended March 31
Xylem Inc.	1,071	1,075	(4)	0%	(1)	15	10	1%	1%
Water Infrastructure	419	440	(21)	-5%	—	6	(15)	-3%	-3%
Applied Water	333	333	—	0%	1	5	6	2%	2%
Sensus & Analytics	319	302	17	6%	(2)	4	19	6%	7%

(a)	Includes Sensus and Visenti revenue for the six months ended June 30, 2016, which was prior to Xylem acquiring the businesses.

Xylem Inc. Non-GAAP Reconciliation
Adjusted Operating Income
($ Millions)

	Q1		Q2		YTD
	2017	2016	2017	2016	2017	2016
Total Revenue
• Total Xylem	1,071	847	1,164	932	2,235	1,779
• Water Infrastructure	419	440	482	484	901	924
• Applied Water	333	333	361	366	694	699
• Sensus & Analytics	319	74	321	82	640	156
Operating Income
• Total Xylem	86	79	139	109	225	188
• Water Infrastructure	40	51	74	66	114	117
• Applied Water	36	39	49	51	85	90
• Sensus & Analytics	25	3	29	4	54	7
• Total Segments	101	93	152	121	253	214
Operating Margin
• Total Xylem	8.0%	9.3%	11.9%	11.7%	10.1%	10.6%
• Water Infrastructure	9.5%	11.6%	15.4%	13.6%	12.7%	12.7%
• Applied Water	10.8%	11.7%	13.6%	13.9%	12.2%	12.9%
• Sensus & Analytics	7.8%	4.1%	9.0%	4.9%	8.4%	4.5%
• Total Segments	9.4%	11.0%	13.1%	13.0%	11.3%	12.0%
Sensus Acquisition Related Costs
• Total Xylem	10	—	4	—	14	—
• Water Infrastructure	—	—	—	—	—	—
• Applied Water	—	—	—	—	—	—
• Sensus & Analytics	6	—	3	—	9	—
• Total Segments	6	—	3	—	9	—
Special Charges
• Total Xylem	5	4	—	1	5	5
• Water Infrastructure	—	2	—	—	—	2
• Applied Water	5	—	—	—	5	—
• Sensus & Analytics	—	2	—	1	—	3
• Total Segments	5	4	—	1	5	5
Restructuring & Realignment Costs
• Total Xylem	11	9	12	11	23	20
• Water Infrastructure	4	3	5	6	9	9
• Applied Water	4	3	5	3	9	6
• Sensus & Analytics	3	1	2	2	5	3
• Total Segments	11	7	12	11	23	18
Adjusted Operating Income
• Total Xylem	112	92	155	121	267	213
• Water Infrastructure	44	56	79	72	123	128
• Applied Water	45	42	54	54	99	96
• Sensus & Analytics	34	6	34	7	68	13
• Total Segments	123	104	167	133	290	237
Adjusted Operating Margin
• Total Xylem	10.5%	10.9%	13.3%	13.0%	11.9%	12.0%
• Water Infrastructure	10.5%	12.7%	16.4%	14.9%	13.7%	13.9%
• Applied Water	13.5%	12.6%	15.0%	14.8%	14.3%	13.7%
• Sensus & Analytics	10.7%	8.1%	10.6%	8.5%	10.6%	8.3%
• Total Segments	11.5%	12.3%	14.3%	14.3%	13.0%	13.3%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q2 2017				Q2 2016
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,164			1,164	932			932
Operating Income	139	16	a	155	109	12	a	121
Operating Margin	11.9%			13.3%	11.7%			13.0%
Interest Expense	(21)			(21)	(20)	8	b	(12)
Other Non-Operating Income (Expense)	3			3	1			1
Income before Taxes	121	16		137	90	20		110
Provision for Income Taxes	(21)	(9)	c	(30)	(19)	(4)	c	(23)
Minority interest	(1)			(1)	—			—
Net Income attributable to Xylem	99	7		106	71	16		87
Diluted Shares	180.6			180.6	179.9			179.9
Diluted EPS	$0.55	$0.04		$0.59	$0.39	$0.09		$0.48

Year-over-year currency translation impact on current year diluted EPS	$(0.02)		$(0.02)
Diluted EPS at Constant Currency	$0.57	$0.04	$0.61

	Q2 YTD 2017				Q2 YTD 2016
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	2,235	—		2,235	1,779	—		1,779
Operating Income	225	42	a	267	188	25	a	213
Operating Margin	10.1%	—		11.9%	10.6%	—		12.0%
Interest Expense	(41)	—		(41)	(34)	8	b	(26)
Other Non-Operating Income (Expense)	2	—		2	1	—		1
Gain from sale of business	5	(5)		—	—	—		—
Income before Taxes	191	37		228	155	33		188
Provision for Income Taxes	(35)	(15)	c	(50)	(18)	(21)	c	(39)
Minority interest	(1)			(1)	—	—		—
Net Income attributable to Xylem	155	22		177	137	12		149
Diluted Shares	180.6			180.6	179.6			179.6
Diluted EPS	$0.86	$0.12		$0.98	$0.76	$0.07		$0.83

Year-over-year currency translation impact on current year diluted EPS	$(0.04)	0.01	$(0.03)
Diluted EPS at Constant Currency	$0.90	$0.11	$1.01

a
Second quarter: Restructuring & realignment costs of $12 million and $11 million in 2017 and 2016, respectively, Sensus acquisition related costs of $4 million in 2017 and special charges of $1 million of initial acquisition costs in 2016.

First half: Restructuring & realignment costs of $23 million and $20 million in 2017 and 2016, respectively, Sensus acquisition related costs of $19 million in 2017 and special charges of $5 million of initial acquisition costs in 2016.

b	Special charges consisting of $8 million of costs related to the early extinguishment of debt for the second quarter and first half of 2016.
c
Second quarter: Net tax impact on restructuring & realignment costs of $5 million and $3 million in 2017 and 2016, respectively, net tax impact on Sensus acquisition related costs of $1 million in 2017, net tax impact on special charges of $4 million in 2016 and tax-related special items of $3 million of expense in 2017 and $3 million of benefit in 2016.

First half: Net tax impact on restructuring & realignment costs of $7 million and $5 million in 2017 and 2016, respectively, net tax impact on Sensus acquisition related costs of $5 million in 2017, net tax impact on special charges of $2 million and $5 million in 2017 and 2016, respectively, net tax impact of $2 million on the gain from sale of business in 2017 and tax-related special charges of $3 million and $11 million in 2017 and 2016, respectively.

Xylem Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Free Cash Flow
($ Millions)

	Q1		Q2		Six Months Ended
	2017	2016	2017	2016	2017	2016
Net Cash - Operating Activities	$58	$41	$93	$84	$151	$125
Capital Expenditures	(49)	(37)	(28)	(25)	(77)	(62)
Free Cash Flow	$9	$4	$65	$59	$74	$63
Cash paid for Sensus acquisition related costs	(17)	—	(5)	—	(22)	—
Free Cash Flow, excluding Sensus Acquisition Related Costs	$26	$4	$70	$59	$96	$63
Net Income	56	66	100	71	156	137
Gain from sale of business	(5)	—	—	—	(5)	—
Special Charges - Non-cash impairment	5	—	—	(8)	5	(8)
Sensus acquisition related costs	(10)	—	(4)	—	(14)	—
Net Income, excluding gain on sale of business, non-cash impairment charges and Sensus Acquisition Related Costs	$66	$66	$104	$79	$170	$145
Free Cash Flow Conversion	39%	6%	67%	75%	56%	43%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2017
	Q1	Q2	Q3	Q4	Total
Net Income	56	100			156
Income Tax Expense	14	21			35
Interest Expense (Income), net	20	20			40
Depreciation	28	27			55
Amortization	31	30			61
Stock Compensation	6	5			11
EBITDA	155	203			358
Restructuring & Realignment	11	12			23
Gain on sale of business	(5)	—			(5)
Sensus acquisition related costs	7	2			9
Special Charges	5	—			5
Adjusted EBITDA	173	217			390
Revenue	1,071	1,164			2,235
Adjusted EBITDA Margin	16.2%	18.6%			17.4%

2016
	Q1	Q2	Q3	Q4	Total
Net Income	66	71	73	50	260
Income Tax Expense	(1)	19	22	40	80
Interest Expense (Income), net	14	19	16	19	68
Depreciation	20	21	20	26	87
Amortization	12	12	12	28	64
Stock Compensation	5	5	5	3	18
EBITDA	116	147	148	166	577
Restructuring & Realignment	9	11	12	15	47
Sensus acquisition related costs	—	—	10	36	46
Special Charges	4	1	—	—	5
Adjusted EBITDA	129	159	170	217	675
Revenue	847	932	897	1,095	3,771
Adjusted EBITDA Margin	15.2%	17.1%	19.0%	19.8%	17.9%